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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest eventreported):

                                  June 30, 2000
                                 ---------------

                        LORAL SPACE & COMMUNICATIONS LTD.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)

Islands of Bermuda                      1-14180                    13-3867424
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(State or other                      (Commission                 (IRS Employer
jurisdiction of                      File Number)                Identification
incorporation)                                                       Number

                         c/o Loral SpaceCom Corporation
                   600 Third Avenue, New York, New York 10016
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               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code:
                                 (212) 697-1105
--------------------------------------------------------------------------------



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Item 5. Other Events.
        -------------

     On June 30, 2000, Globalstar, L.P. ("Globalstar") implemented an arrangement that provided for replacement financing of its $250,000,000 credit facility with The Chase Manhattan Bank (the "Chase Facility") by the guarantors of that facility as provided for under the Restructuring, Financing and Distribution Agreement dated as of January 7, 1996, as amended (the "Distribution Agreement") among Lockheed Martin Corporation ("Lockheed Martin"), Loral Space & Communications Ltd. ("Loral") and certain other parties, and the Fee Agreement (the "Fee Agreement") dated as of April 19, 1996, by and among Globalstar, Globalstar Telecommunications Limited ("GTL"), Loral Corporation, Loral Space & Communications Ltd. ("Loral"), Qualcomm Limited Partner, Inc. ("Qualcomm"), Space Systems/Loral, Inc. ("Space Systems/Loral") and DASA Globalstar Limited Partner, Inc. ("DASA").

     Pursuant to the terms of these agreements, all amounts due and outstanding under the $250,000,000 Chase Facility, which became due in accordance with its terms on June 30, 2000, were repaid to the bank lenders by the guarantors, and immediately thereafter, Globalstar issued to the guarantors, pursuant to these agreements, pay-in-kind notes (the "Notes") in satisfaction of the guarantors' rights of subrogation. The Notes are due on June 30, 2003 and bear interest at a rate of LIBOR plus 3%.

     The guarantors under the facility are Lockheed Martin, Qualcomm, Space Systems/Loral and DASA, who in 1996 received warrants for GTL common stock in consideration of their guarantees, which warrants were subsequently exercised. Notes in the amount of $206,300,000, $21,925,000, $11,650,000 and $10,125,000
were issued by Globalstar to Lockheed Martin, Qualcomm, Space Systems/Loral and DASA, respectively.

     Loral agreed under the Distribution Agreement to indemnify Lockheed Martin for its liability in excess of $150 million under its guarantee of the Chase Facility. As a result, on June 30, 2000, Loral paid $56,300,000 on a net basis to Lockheed Martin in satisfaction of this indemnity obligation. Accordingly, Loral is subrogated to $56,300,000 of Lockheed Martin's rights against Globalstar.

     Globalstar believes that pursuant to the terms of the Distribution Agreement and the Fee Agreement, the issuance of the Notes constitutes satisfaction in full of the guarantors' subrogation claims. Lockheed Martin has,


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however, expressed its disagreement with this form of satisfaction, and
Globalstar and Lockheed Martin are engaged in discussions with a view to resolving this matter.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
        -------------------------------------------------------------------

        (c) Exhibits.

Exhibit 4.1         Form of the Note.

Exhibit 10.1 Fee Agreement dated as of April 19, 1996 by and among Globalstar, Globalstar Telecommunications Limited, Loral Corporation, Loral Space & Communications Ltd., Qualcomm Limited Partner, Inc., Space Systems/Loral, Inc. and DASA Globalstar Limited Partner, Inc.

Exhibit 10.2 Intercreditor Agreement dated as of April 19, 1996 by and among Globalstar, Globalstar Telecommunications Limited, Loral Corporation, Loral Space & Communications Ltd., Qualcomm Limited Partner, Inc., Space Systems/Loral, Inc. and DASA Globalstar Limited Partner, Inc.

Exhibit 10.3 Waiver and Amendment dated as of June 30, 2000 to the Credit Agreement, dated as of August 5, 2000 by and among Globalstar, Bank of America, National Association, as administrative agent, and the several banks and other financial institutions from time to time parties thereto.

Exhibit 10.4 Forbearance and Waiver Agreement dated as of June 30, 2000 between Globalstar and Qualcomm Incorporated.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Loral Space & Communications Ltd.

                                        By: /s/ Avi Katz
                                            ------------------------------
                                        Name:  Avi Katz
                                        Title: Vice President and Secretary

Date: July 6, 2000


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                                  EXHIBIT INDEX
                                  -------------

Exhibit             Description
-------             -----------

Exhibit 4.1         Form of the Note.

Exhibit 10.1 Fee Agreement dated as of April 19, 1996 by and among Globalstar, Globalstar Telecommunications Limited, Loral Corporation, Loral Space & Communications Ltd., Qualcomm Limited Partner, Inc., Space Systems/Loral, Inc. and DASA Globalstar Limited Partner, Inc.

Exhibit 10.2 Intercreditor Agreement dated as of April 19, 1996 by and among Globalstar, Globalstar Telecommunications Limited, Loral Corporation, Loral Space & Communications Ltd., Qualcomm Limited Partner, Inc., Space Systems/Loral, Inc. and DASA Globalstar Limited Partner, Inc.

Exhibit 10.3 Waiver and Amendment dated as of June 30, 2000 to the Credit Agreement, dated as of August 5, 2000 by and among Globalstar, Bank of America, National Association, as administrative agent, and the several banks and other financial institutions from time to time parties thereto.

Exhibit 10.4 Forbearance and Waiver Agreement dated as of June 30, 2000 between Globalstar and Qualcomm Incorporated.